As filed with the Securities and Exchange Commission on June 15, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENDEAVOUR INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0448389
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)
1000 Main Street, Suite 3300
Houston, Texas 77002
(Address and Zip Code of Principal Executive Offices)

ENDEAVOUR INTERNATIONAL CORPORATION
2007 INCENTIVE PLAN
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

H. Don Teague
Executive Vice President	Christopher A. Ferazzi
Endeavour International Corporation	Porter & Hedges, L.L.P.
1000 Main Street, Suite 3300	1000 Main Street, 36th Floor
Houston, Texas 77002	Houston, Texas 77002-3663
(713) 307-8700	(713) 226-6600
CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed Maximum Offering	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee (2)
Common Stock, par value $.01 per share	8,000,000	$1.56	$12,480,000	$383

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Endeavour International Corporation 2007 Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the American Stock Exchange on June 14, 2007, $1.56.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
          Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (“Securities Act”), is omitted from this registration statement (this “Registration Statement”) in accordance with the Note to Part I of Form S-8.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
          Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
          The following documents, which have been previously filed by us with the Commission under the Exchange Act are incorporated herein by reference:
1)	Our annual report on Form 10-K for the year ended December 31, 2006 (File No. 001-32212).

2)	Our quarterly report on Form 10-Q for the quarter ended March 31, 2007 (File No. 001-32212).

3)	Our current reports on Form 8-K filed on February 1, 2007, February 6, 2007, March 6, 2007, April 23, 2007, May 9, 2007, June 1, 2007, and June 7, 2007 (File No. 001-32212) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

4)	The description of our common stock contained in our registration statement on Form 8-A filed on June 10, 2004, as amended by our amended registration statement on Form 8-A/A-1 filed on August 11, 2004 (File No. 001-32212), and including any other amendments or reports filed for the purpose of updating such description.
          All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K) subsequent to the date of this prospectus and prior to the completion or termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of each such document. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to H. Don Teague, Executive Vice President & General Counsel, at 1000 Main Street, Suite 3300, Houston, Texas 77002, or at (713) 307-8700.

ITEM 4. DESCRIPTION OF SECURITIES
          Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
          Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Delaware Law
          The Company’s Amended and Restated Articles of Incorporation provide that no officer or director of the Company will be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify the Company’s officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, the Company may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.
          Nevada Revised Statutes (“NRS”) Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
          NRS Section 78.7502 permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.
          NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
          Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Endeavour International Corporation 2007 Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed April 23, 2007, File No. 001-32212).

5.1 (*)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.

23.1 (*)	Consent of KPMG LLP.

23.2 (*)	Consent of Gaffney, Cline & Associates Ltd.

23.3 (*)	Consent of Netherland, Sewell & Associates, Inc.

23.4 (*)	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

24.1 (*)	Power of Attorney (contained in signature page).

(*)	Filed herewith.
ITEM 9. UNDERTAKINGS
          The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 15th day of June, 2007.

Endeavour International Corporation

By:	/s/ Robert L. Thompson

Robert L. Thompson
Senior Vice President, Chief
Accounting Officer
Power of Attorney and Signatures
          Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier and Robert L. Thompson, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Endeavour International Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act of 1933), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William L. Transier	Chairman, Chief Executive Officer	June 15, 2007
William L. Transier	and Director (Principal Executive Officer)

Executive Vice President and Chief Financial
Lance Gilliland	Officer (Principal Financial Officer)

/s/ Robert L. Thompson	Senior Vice President, Chief Accounting Officer	June 15, 2007
Robert L. Thompson	(Principal Accounting Officer)

/s/ John N. Seitz	Vice Chairman	June 15, 2007
John N. Seitz

/s/ John B. Connally III	Director	June 15, 2007
John B. Connally III

/s/ Barry J. Galt	Director	June 15, 2007
Barry J. Galt

/s/ Nancy K. Quinn	Director	June 15, 2007
Nancy K. Quinn

Director
Thomas D. Clark

/s/ C. J. Hue Williams	Director	June 15, 2007
C. J. Hue Williams

Exhibit Index

Exhibit Number	Description of Exhibit
4.1	Endeavour International Corporation 2007 Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed April 23, 2007, File No. 001-32212).

5.1 (*)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.

23.1 (*)	Consent of KPMG LLP.

23.2 (*)	Consent of Gaffney, Cline & Associates Ltd.

23.3 (*)	Consent of Netherland, Sewell & Assoctiates, Inc.

23.4 (*)	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

24.1 (*)	Power of Attorney (contained in signature page).

(*)	Filed herewith.